EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and the related Prospectuses of Regions Financial Corporation:

Form S-8 No. 333-117272 pertaining to the stock options and other equity interests issuable under various employee benefit plans
Form S-8 No. 333-161603 pertaining to common stock and other equity interests issuable under various employee benefit plans
Form S-8 No. 333-203597 pertaining to common stock and other equity interests issuable under the Regions Financial Corporation 2015 Long Term Incentive Plan
Form S-8 No. 333-216230 pertaining to common stock issuable under the Regions Financial Corporation 401(k) Plan
Form S-3 ASR No. 333-229810 pertaining to the registration of debt and equity securities of our reports dated February 21, 2020, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Regions Financial Corporation and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

Birmingham, Alabama
February 21, 2020